EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                           Palo Alto, California 94304


                                  June 1, 1998


The McClatchy Company
2100 "Q" Street
Sacramento, California  95852

      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as counsel for The McClatchy Company, a Delaware corporation (the "Company"), in connection with the registration by the Company of the sale under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,027,764 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company, pursuant to the Company's Registration Statement on Form S-3 (such Registration Statement, as amended, is herein referred to as the "Registration Statement"), on behalf of those certain selling stockholders named therein (the "Selling Stockholders"). In this regard we have participated in the preparation of the Registration Statement. We are of the opinion that the Shares have been duly authorized and are legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/   PILLSBURY MADISON & SUTRO LLP